Exhibit 23.0


              Consent of Independent Certified Public Accountants
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We have issued our report dated October 30, 1997 on the consolidated financial statements of Delphos Citizens Bancorp, Inc. appearing in the 1997 Annual Report of Delphos Citizens Bancorp, Inc. to its shareholders included in the Annual Report on Form 10-K for the year ended September 30, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ Crowe, Chizek and Company LLP
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Crowe, Chizek and Company LLP


Columbus, Ohio
December 18, 1997